Exhibit 32
HMN FINANCIAL, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of HMN Financial, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael McNeil, President of the Company, and I, Jon Eberle, Senior Vice President and CFO of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 3, 2008	/s/ Michael McNeil
Michael McNeil
President/Chief Executive Officer (Principal Executive Officer)

/s/ Jon Eberle
Jon Eberle
Senior Vice President/Chief Financial Officer (Principal Financial Officer)